                                                                   Exhibit 10.11

                              EMPLOYMENT AGREEMENT

         Agreement made this 30th day of January, 2006 by and between Soft Wave
Media, Inc., a Delaware corporation (the "Company"), and [Bill] Figenshu (the
"Executive").

         WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept employment with the Company, all on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereby agree as follows:

         1.       The Company shall employ the Executive, and the Executive
shall serve the Company, for the two-year (2 year) period beginning February 1,
2006 and ending on January 31, 2008, unless earlier terminated in accordance with the terms hereof or extended by written agreement of the parties (this term, as it may be so modified from time to time, the "Term").

         2.       The Executive shall serve the Company as its Chief Operating
Officer during the Term. Subject to the terms hereof, during the Term, the
Executive shall diligently perform such duties and exercise such powers as may be from time to time assigned to or vested in him by the Company's Chief
Executive Officer and President, and shall obey the directions of the Chief
Executive Officer and President; and use his best efforts to promote the interests of the Company. Executive agrees to devote his best efforts and full professional time to performing services on behalf of the Company and its subsidiaries and affiliates, but this shall not be construed as preventing
Executive from investing his assets in such form or manner as will not require any services on the part of the Executive in the operation of the affairs of the companies in which such investments are made. The Company acknowledges that the

Executive has other business interests and ownerships as well as serving on the
Boards of Directors of other companies in which the Executive is a stockholder or principal, and it consents to the continuation of these ownerships and relationships, provided they do not conflict with Executive's duties as contemplated hereby. The Executive shall adhere to all policies of the Company as may be in effect from time to time.

         3.       a.     During the initial two-year term of this Agreement, the
Company shall pay the Executive a salary at an annual rate of $240,000, which shall be payable periodically in accordance with the Company's then prevailing payroll practices (as it may be increased, but not decreased, from time to time, the "Base Salary"). The Executive's Base Salary shall be reviewed annually by the Compensation Committee of the Board, with the first review to occur after twelve months form the date hereof, and shall be subject to increase from time to time as determined in the sole discretion of the Compensation Committee of the Board.

                  b.     The Executive shall be entitled to such vacation time,
sick leave, perquisites of office, fringe benefits, incentive, retirement, profit-sharing, life, medical, disability and other benefit plans and programs and other terms and conditions of employment as the Company generally provides to its Executives having rank and seniority at the Company comparable to the
Executive (collectively, the "Benefits"). Notwithstanding the foregoing, in no event will Executive receive less than four weeks paid vacation, disability insurance and life insurance of $1,000,000 payable to beneficiaries identified by Executive.

                  c.     During the Term, the Company shall reimburse Executive
for reasonable expenses incurred on behalf of the Company in accordance with the
Company's policies.

                  d.     The Executive shall receive 5-year non-qualified stock
options to purchase 600,000 shares of common stock of the Company (the "Stock
Options") at an exercise price of $0.05 per share. 100,000 of the Stock Options shall vest immediately, 100,000 of the Stock Options shall vest on July 1, 2006,
200,000 of the Stock Options shall vest on January 1, 2007, and 200,000 options shall vest on July 1, 2007.

                  e.     The Executive shall receive reimbursement of up to
$30,000 on an as needed basis for the purpose of relocation expenses.

                  f.     The Executive shall receive a full communications
package comparable to that which the Company provides to its other Executives, as determined by the Company.

         4.       Unless terminated in accordance with the following provisions of this paragraph 4 or an earlier resignation by Executive, the Company shall continue to employ the Executive and the Executive shall continue to work for the Company, during the Term.

                  a.     This Agreement shall terminate automatically upon the
death of the Executive ("Termination on Death").

                  b.     The Company may terminate the Executive's employment if
the Executive suffers from a physical or mental disability to an extent that renders it impractical for the Executive to continue performing his duties hereunder. The Executive shall be deemed to be so disabled if (i) a physician selected by the Company advises the Company that the Executive's physical or mental condition will render the Executive unable to perform his duties for a period exceeding three consecutive months, or (ii) due to a physical or mental condition, the Executive has not substantially performed his duties hereunder for a period of three consecutive months. Any termination pursuant to this paragraph 4b. shall hereinafter be defined as a "Disability Termination."

                  c.     The Company may terminate the Executive's employment at
any time for Cause (as hereinafter defined, and any such termination, a
"Termination for Cause"). "Cause" shall mean (i) Executive's conviction of a felony involving fraud or dishonesty; (ii) conduct of the Executive determined by a court of law to constitute theft or intentional misappropriation of funds, trade secrets or other proprietary property of the Company, and which materially injures the Company; (iii) willful misconduct on the part of the Executive determined by a court of law to constitute illegal, fraudulent, dishonest or unethical dealings with the Company, clients, customers and/or vendors, and which materially injures the Company; (iv) conduct that causes substantial harm to the reputation of the Company among any of the general public or the
Company's customer or supplier base; or (v) refusal to be examined by a physician selected by the Company after Executive has been unable to perform his duties for a period exceeding four consecutive months. Any Termination for Cause shall require that all of the following occur prior to termination: (i) written notice be provided to Executive detailing the grounds for such Termination for
Cause and providing specific facts underlying such grounds; (ii) the Executive be provided an opportunity to be heard by the Board, with or without presence of counsel for the parties (at Executive's discretion), and shall be given a reasonable time, but in no case less than 10 days, to cure the situation (if curable); and (iii) the Board thereafter issues its findings in writing to the
Executive.

                  d.     The Company may terminate the Executive's employment at
any time without Cause (a "Termination Without Cause" or Executive being
"Terminated Without Cause"). In the event that the Executive is Terminated
Without Cause, the Company shall continue to pay the Executive's compensation equivalent to his Base Salary and Bonuses that would have been payable (as measured by the Threshold for the highest paid Executive of equivalent rank who remains or becomes employed with the Company during the Term ) for a period of six months from the date of Termination Without Cause upon the execution of
Executive of a release in a form reasonably satisfactory to the Company. Such pro-rata Bonus shall be at such time as other Executives of the Company are paid their respective Bonuses in respect of that fiscal year. The Company shall provide all Benefits and keep in place and maintain all premiums for life and health insurance policies as if the Executive were still employed in such capacity with the Company until the earlier to occur of six months following such termination, or the end of the Term. In addition, all Stock Options that have not yet vested on the date of such termination shall expire. In addition,
Executive will receive all other vested benefits, retirement plans, accrued vacation pay and other amounts due by law. Such payments and consideration to the Executive by the Company will be in full and complete satisfaction (except as provided in subsection e below) of any and all obligations owing to the
Executive pursuant to this Agreement.

                  e.     That in the event that there is a material diminution
of Executive's authority within the Company (any of the foregoing, a "Change in
Employment"), the Executive may treat such Change in Employment as a Termination
Without Cause, hereunder, and shall be entitled to all rights relating thereto.

                  f.     Upon a Termination on Death or a Disability Termination
or for a Termination With Cause, the Company shall pay the Executive or his estate the Base Salary and Bonuses earned and unpaid to the date of termination, accrued vacation, vested benefits and other amounts due by law. Any such payments to Executive may (at the Board's discretion) be subject to offset for any unpaid advances, amounts receivable, and loans, including accrued interest, outstanding on the effective date of the employment termination. Except as otherwise provided herein as to a Termination Without Cause, the Executive's benefits and rights under any benefit plan, other than any basic health and medical benefit plan, shall be paid, retained or forfeited in accordance with the terms of such plan; provided, however, that the Company shall have no obligation to make any payments toward these benefits for the Executive from and after termination. Executive shall be entitled to assume any life insurance or disability policies as are in effect at the time of termination, at his sole cost and expense.

         5.       a.     The Executive shall execute and deliver the
confidentiality agreement as in use from time to time by the Company for its executives (the "Confidentiality Agreement").

                  b.     The Executive also agrees that during his employment at
the Company, he will not knowingly be actively engaged in any business directly competing with the Company in any business that the Company is engaged in at that time (a "Competing Company"). For purposes of this Agreement, the Executive shall be deemed to be engaged in or to have a financial interest in a Competing
Company if he is an employee, officer, director, or partner of any Competing
Company, or if he or any member of his immediate family beneficially owns (as defined in the Securities Act of 1934, as amended (the "Exchange Act")) an equity interest, or interest convertible into equity, in any such entity;
provided, however, that the foregoing shall not prohibit the Executive or a member of his immediate family from owning, for the purpose of passive investment, less than 5% of any class of securities of a publicly-held Competing
Company.

                  c.     The Executive agrees to use his best efforts to release
all clients from his consulting company, FigMedia 1, effective immediately. The
Executive will not accept any additional FigMedia 1 clients during the term of his employment with the Company. To the extent that contractual obligations can not be terminated effective immediately, the Executive will allow all FigMedia 1 contractual obligations to lapse when they expire. The Executive shall disclose to the Company all FigMedia 1 clients and the terms of each such agreement, unless specifically prohibited, on the date hereof.

                  d.     The Executive will be permitted to continue to produce
the Fig Family Newsletter provided that such newsletter is distributed from the
Company. The Executive will retain all ownership rights to the Fig Family
Newsletter.

                  e.     During the Non-Competition Period described below, the
Executive shall not, directly or indirectly, without the prior written consent of the Company, (i) own, manage, operate, join, control, be employed by, consult with or participate in the ownership, management, operation or control of, or be connected with (as a stockholder, partner, or otherwise) the media marketplace software industry in the geographic areas where the Company is operating or has plans to operate as of the beginning of the Non-Competition Period; provided,
HOWEVER, that the "beneficial ownership" (as that term is defined in Rule 13d-3 under the Exchange Act ) by the Executive after his termination of employment with the Company, either individually or as a member of a "group" for purposes of Section 13(d)(3) under the Exchange Act and the regulations promulgated thereunder, of not more than two percent (2%) of the voting stock of any of these corporations which are publicly held shall not be a violation of this
Agreement or (ii) directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, principal, manager, stockholder, officer, director or in any other capacity, solicit for employment or employ any person who was employed by the Company (or any of its affiliates) in the prior 12 months of Executive's employment with the Company.

                  f.     During the Non-Competition Period described below, the
Executive shall not, either directly or indirectly, alone or in conjunction with another person, interfere with or harm, or attempt to interfere with or harm, the relationship of the Company, its subsidiaries and/or affiliates, with any person who at any time was an employee of the Company.

                  g.     For purposes of this Agreement, the "Non-Competition
Period" means the period that Executive is employed by the Company plus one year following the termination of the Executive's employment.

         6.       Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows:

                         If to the Company:
                         ------------------
                         Soft Wave Media, Inc.
                         1 Bridge Street
                         Irvington, NY 10533

                         If to the Executive:
                         --------------------
                         Bill Figenshu
                         P.O. Box 310
                         SkyTtop, PA 18357

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

         7.       This Agreement and those contemplated or referenced herein constitute the entire agreement between the parties hereto with respect to the
Executive's employment by the Company, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the Executive's employment.

         8.       The Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of either party hereto at any time to require the performance by the other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by either party hereto of a breach of any provision hereof be taken or be held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

         9.       This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives, including but not limited to any purchaser of substantially all of the Company's assets or into which the Company' is merged.
Except as otherwise expressly provided herein, neither this Agreement nor any right or obligation hereunder may be assigned by the Company or by the
Executive.

         10.      If any provision of this Agreement, or portion thereof, is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

         11.      This Agreement shall be governed by and construed in
accordance with the laws of the State of New York.

         12.      Any disputes between Company and Executive shall be resolved through arbitration in the County of Westchester, State of New York, pursuant to the Commercial Arbitration Rules of the American Arbitration Association, and
judgments on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall pay the fees of his or its attorneys; the expenses of his or its witnesses; and all other expenses connected with presenting his or its case. Other costs of the arbitration, including filing fees, the cost of any record or transcripts of the arbitration hearing, administrative fees, the fees of the arbitrator, and all other fees and costs shall be borne by the Company.

         13.      This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         14.      The Company hereby agrees to indemnify, defend, save, and hold harmless Executive to the maximum extent permitted by law from and against all claims, liabilities, causes of action, damages, judgments, attorneys' fees, court costs, and expenses which he may incur as a result of his employment with
Company, except for the Executive's own willful and wanton misconduct. The

Company understands that this obligation of indemnification survives the expiration or termination of this Agreement.

         15.      This Agreement shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor or successors shall be deemed substituted for all purposes for "the Company," as applicable, under the terms of this Agreement. As used in this Agreement, the term "successor" shall mean any Person which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets of the Company and any person whose beneficial ownership causes a change in control. The Company shall require any successor to agree in writing to assume, satisfy and discharge all obligations of the Company under this Agreement, such written agreement to be for the benefit of and enforceable by Executive as a third party beneficiary. Except as herein provided, this
Agreement may not otherwise be assigned by the Company.

         16.      ACKNOWLEDGMENT. Executive acknowledges that he has carefully read this Agreement, has had an opportunity to consult counsel regarding the
Agreement.

                  IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first written above.

/s/ Bill Figenshu                               SOFT WAVE MEDIA, INC.
--------------------------------
Executive's Name: Bill Figenshu
                                                By: /s/ Josh Wexler
                                                    ----------------------------
                                                Name:  Josh Wexler
                                                Title: CEO